Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States Brent Oil Fund, LP

March 31, 2011

Dear United States Brent Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2010 financial statements for the United States Brent Oil Fund, LP (ticker symbol “BNO”). We have mailed this statement to all investors in BNO who held shares as of December 31, 2010 to satisfy our annual reporting requirement under federal commodities laws.  In addition, we have enclosed a copy of the current BNO Privacy Policy.  Additional information concerning BNO’s 2010 results may be found by referring to BNO’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to BNO’s own website at www.unitedstatesbrentoilfund.com. You may also call BNO at 1-800-920-0259 to speak to a representative and request additional material, including a current BNO Prospectus.

United States Commodity Funds LLC is the general partner of BNO. United States Commodity Funds LLC is also the general partner or sponsor and manager of several other commodity based exchange traded security funds. These other funds are referred to in the enclosed BNO financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)
United States Natural Gas Fund, LP	(ticker symbol: UNG)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Heating Oil Fund, LP	(ticker symbol: UHN)
United States Short Oil Fund, LP	(ticker symbol: DNO)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)
United States Commodity Index Fund	(ticker symbol: USCI)

Information about these other funds is contained within the Annual Report as well as in the current BNO Prospectus. Investors in BNO who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com
www.unitedstatesnaturalgasfund.com
www.unitedstates12monthoilfund.com
www.unitedstatesgasolinefund.com
www.unitedstatesheatingoilfund.com
www.unitedstatesshortoilfund.com
www.unitedstates12monthnaturalgasfund.com
www.unitedstatescommodityindexfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in BNO.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

 Revised May 6, 2010

PRIVACY POLICY
UNITED STATES COMMODITY FUNDS LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “Company”), a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the “Trust”), and (ii) each commodity pool for which it serves as the general partner or the sponsor (collectively, the “Funds”), including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP, United States Short Oil Fund, LP, United States Brent Oil Fund, LP, United States Short Natural Gas Fund, LP and United States Commodity Index Fund (a series of the Trust), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation.  This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company.  However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors.  This information may include information received from investors and information about investors’ holdings and transactions in units of the Funds.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information.  The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below.  Specifically, the Company may share nonpublic personal information in the following situations:

•
To service providers in connection with the administration and servicing of the Trust and the Funds, which may include attorneys, accountants, auditors and other professionals.  The Company may also share information in connection with the servicing or processing of Trust and Fund transactions.

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence.  Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal standards to protect investor information.  The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities.  Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Company’s privacy policy applies to both current and former investors.  The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future.  The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change.  In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES BRENT OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the year ended December 31, 2010 and the period from September 2, 2009 (inception) to December 31, 2009

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the year ended December 31, 2010 and the period from September 2, 2009 (inception) to December 31, 2009  is accurate and complete.

By: /s/ Nicholas Gerber
Nicholas Gerber
United States Brent Oil Fund, LP
President & CEO of United States Commodity Funds LLC
(General Partner of the United States Brent Oil Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States Brent Oil Fund, LP

We have audited the accompanying statements of financial condition of United States Brent Oil Fund, LP (the “Fund”) as of December 31, 2010 and 2009, including the schedule of investments as of December 31, 2010, and the related statements of operations, changes in partners’ capital and cash flows for the year ended December 31, 2010 and the period from September 2, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Brent Oil Fund, LP as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010 and the period from September 2, 2009 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
March 30, 2011

United States Brent Oil Fund, LP
Statements of Financial Condition
At December 31, 2010 and 2009

	2010	2009
Assets
Cash and cash equivalents (Note 5)	$9,140,476	$1,000
Equity in UBS Securities LLC trading accounts:
Cash	3,169,218	-
Unrealized gain on open commodity futures contracts	322,660	-
Receivable from General Partner (Note 3)	113,715	-
Dividend receivable	286	-

Total assets	$12,746,355	$1,000

Liabilities and Partners' Capital
Professional fees payable	$122,904	$-
General Partner management fees payable (Note 3)	7,803	-
Brokerage commissions payable	416	-
Other liabilities	201	-

Total liabilities	131,324	-

Commitments and Contingencies (Notes 3, 4 and 5)

Partners' Capital
General Partner	-	20
Limited Partners	12,615,031	980
Total Partners' Capital	12,615,031	1,000

Total liabilities and partners' capital	$12,746,355	$1,000

Limited Partners' units outstanding	200,000	-
Net asset value per unit	$63.08	$-
Market value per unit	$62.45	$-

See accompanying notes to financial statements.

United States Brent Oil Fund, LP
Schedule of Investments
At December 31, 2010

		Gain on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Futures Contracts - Long
Foreign Contracts
ICE Brent Crude Oil Futures CO contracts, expire February 2011	100	$322,660	2.56
ICE Brent Crude Oil Futures CO contracts, expire March 2011	33	-	0.00
	133	$322,660	2.56

	Principal	Market
	Amount	Value
Cash Equivalents
United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	$4,001,334	$4,001,334	31.72
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	4,001,601	4,001,601	31.72
Total Cash Equivalents		$8,002,935	63.44

See accompanying notes to financial statements.

United States Brent Oil Fund, LP
Statements of Operations
For the year ended December 31, 2010 and the period from September 2, 2009 (inception) to December 31, 2009

	Year ended	Period from September 2, 2009 to
	December 31,	December 31,
	2010	2009
Income
Gain on trading of commodity futures contracts:
Realized gain on closed positions	$2,352,020	$-
Change in unrealized gain on open positions	322,660	-
Dividend income	3,220	-
Interest income	259	-

Total income	2,678,159	-

Expenses
Professional fees	122,904	-
General Partner management fees (Note 3)	47,800	-
Brokerage commissions	5,718	-
Other expenses	421	-

Total expenses	176,843	-

Expense waiver (Note 3)	(113,715)	-

Net expenses	63,128	-

Net income	$2,615,031	$-
Net income per limited partnership unit	$13.08	$-
Net income per weighted average limited partnership units	$13.08	$-
Weighted average limited partnership units outstanding	200,000	-

See accompanying notes to financial statements.

United States Brent Oil Fund, LP
Statements of Changes in Partners' Capital
For the year ended December 31, 2010 and the period from September 2, 2009 (inception) to December 31, 2009

	General Partner	Limited Partners	Total

Balances, at Inception (September 2, 2009)	$-	$-	$-
Initial contribution of capital	20	980	1,000

Balances, at December 31, 2009	20	980	1,000
Addition of 200,000 partnership units	-	10,000,000	10,000,000
Redemption of initial investment	(20)	(980)	(1,000)
Net income	-	2,615,031	2,615,031

Balances, at December 31, 2010	$-	$12,615,031	$12,615,031

Net Asset Value Per Unit:
At December 31, 2009	$-
At June 1, 2010 (commencement of operations)	$50.00
At December 31, 2010	$63.08

See accompanying notes to financial statements.

United States Brent Oil Fund, LP
Statements of Cash Flows
For the year ended December 31, 2010 and the period from September 2, 2009 (inception) to December 31, 2009

	Year ended	Period from September 2, 2009 to
	December 31,	December 31,
	2010	2009
Cash Flows from Operating Activities:
Net income	$2,615,031	$-
Adjustments to reconcile net income to net cash used in operating activities:
Increase in commodity futures trading account - cash	(3,169,218)	-
Unrealized gain on futures contracts	(322,660)	-
Increase in receivable from General Partner	(113,715)	-
Increase in dividend receivable	(286)	-
Increase in professional fees payable	122,904	-
Increase in General Partner management fees payable	7,803	-
Increase in brokerage commissions payable	416	-
Increase in other liabilities	201	-
Net cash used in operating activities	(859,524)	-

Cash Flows from Financing Activities:
Addition of partnership units	10,000,000	1,000
Redemption of initial investment	(1,000)	-

Net cash provided by financing activities	9,999,000	1,000

Net Increase in Cash and Cash Equivalents	9,139,476	1,000

Cash and Cash Equivalents, beginning of period	1,000	-
Cash and Cash Equivalents, end of period	$9,140,476	$1,000

See accompanying notes to financial statements.

United States Brent Oil Fund, LP
Notes to Financial Statements
For the year ended December 31, 2010 and the period from September 2, 2009 (inception) to December 31, 2009

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Brent Oil Fund, LP (“USBO”) was organized as a limited partnership under the laws of the state of Delaware on September 2, 2009. USBO is a commodity pool that issues limited partnership units (“units”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”).  USBO will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Second Amended and Restated Agreement of Limited Partnership dated as of May 4, 2010 (the “LP Agreement”).  The investment objective of USBO is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of Brent crude oil as measured by the changes in the price of the futures contract for Brent crude oil traded on the ICE Futures Exchange (the “ICE Futures”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USBO’s expenses.  USBO accomplishes its objective through investments in futures contracts for crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the ICE Futures, New York Mercantile Exchange (the “NYMEX”), or other U.S. and foreign exchanges (collectively, “Futures Contracts”), and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Crude Oil-Related Investments”).  As of December 31, 2010, USBO held 133 Futures Contracts for Brent crude oil traded on the ICE Futures.

USBO commenced investment operations on June 1, 2010 and has a fiscal year ending on December 31.  United States Commodity Funds LLC (“USCF”) is responsible for the management of USBO.  USCF is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005.  USCF is also the general partner of the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”), and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the American Stock Exchange (the “AMEX”) under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively.  As a result of the acquisition of the AMEX by NYSE Euronext, each of USOF’s, USNG’s, US12OF’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008.  USCF is also the general partner of the United States Short Oil Fund, LP (“USSO”) and the United States 12 Month Natural Gas Fund, LP (“US12NG”), which listed their limited partnership units on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009 and “UNL” on November 18, 2009, respectively.  USCF is also the sponsor of the United States Commodity Index Fund (“USCI”) which listed its units on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010.  USCF has also filed a registration statement to register units of the United States Metals Index Fund, the United States Agriculture Index Fund and the United States Copper Index Fund.

USBO issues units to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”).  The purchase price for a Creation Basket is based upon the net asset value of a unit calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay USBO a $1,000 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets consisting of 100,000 units (“Redemption Baskets”).  Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket.  Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of USBO but rather at market prices quoted on such exchange.

In May 2010, USBO initially registered 50,000,000 units on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”).  On June 2, 2010, USBO listed its units on the NYSE Arca under the ticker symbol “BNO.”  USBO established its initial net asset value by setting the price at $50.00 per unit and issued 200,000 units in exchange for $10,000,000.  USBO commenced investment operations on June 1, 2010, by purchasing Futures Contracts traded on the ICE Futures based on Brent crude oil.  As of December 31, 2010, USBO had registered a total of 50,000,000 units.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date.  All such transactions are recorded on the identified cost basis and marked to market daily.  Unrealized gains or losses on open contracts are reflected in the statement of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements.  Changes in the unrealized gains or losses between periods are reflected in the statement of operations.  USBO earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the 90-day Treasury bill rate.  In addition, USBO earns income on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USBO is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with accounting principles generally accepted in the United States of America (“GAAP”), USBO is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position.  USBO files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states.  USBO is not subject to income tax return examinations by major taxing authorities for years before 2009 (year of inception).  The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized results in USBO recording a tax liability that reduces net assets.  However, USBO’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.  USBO recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.  No interest expense or penalties have been recognized as of and for the year ended December 31, 2010.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 units at a price equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USBO receives or pays the proceeds from units sold or redeemed within three business days after the trade date of the purchase or redemption.  The amounts due from Authorized Purchasers are reflected in USBO’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USBO in proportion to the number of units each partner holds as of the close of each month.  USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

USBO’s net asset value is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. USBO uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period.  The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit.  The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period.  There were no units held by USCF at December 31, 2010.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by USBO.  These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings.  These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform with the current presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires USBO’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period.  Actual results may differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of USBO in accordance with the objectives and policies of USBO.  In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USBO.  For these services, USBO is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.75% per annum of average daily net assets.

Ongoing Registration Fees and Other Offering Expenses

USBO pays all costs and expenses associated with the ongoing registration of its units subsequent to the initial offering.  These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale.  For the year ended December 31, 2010, USBO did not incur registration fees and other offering expenses.

Directors’ Fees and Expenses

USBO is responsible for paying its portion of the directors’ and officers’ liability insurance of USCF and the fees and expenses of the independent directors of USCF who are also USCF’s audit committee members.  Effective as of April 1, 2010, USBO is responsible for paying its portion of any payments that may become due to the independent directors pursuant to the deferred compensation agreements entered into between the independent directors, USCF and each of the affiliated funds.  USBO shares all director fees and expenses, including any that may become due pursuant to the deferred compensation agreements, with USOF, USNG, US12OF, UGA, USHO, USSO and US12NG based on the relative assets of each fund, computed on a daily basis.  These fees and expenses for the year ended December 31, 2010 amounted to a total of $1,107,140 for USBO, USOF, USNG, US12OF, UGA, USHO, USSO and US12NG, and USBO’s portion of such fees and expenses was $421.  For the year ended December 31, 2009, these fees and expenses were $433,046 and USBO’s portion of such fees and expenses was $0.

Investor Tax Reporting Cost

The fees and expenses associated with USBO’s audit expenses and tax accounting and reporting requirements, with the exception of certain initial implementation service fees and base service fees, which were borne by USCF, are paid by USBO.  These costs were approximately $160,000 for the year ended December 31, 2010.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, USBO pays all brokerage fees and other expenses in connection with the operation of USBO, excluding costs and expenses paid by USCF as outlined in Note 4 below.  USCF, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceed 0.15% (15 basis points) of USBO’s NAV, on an annualized basis, through at least June 30, 2011. USCF has no obligation to continue such payments into subsequent periods.

NOTE 4 - CONTRACTS AND AGREEMENTS

USBO is party to a marketing agent agreement, dated as of March 31, 2010, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for USBO as outlined in the agreement.  The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on USBO’s assets up to $3 billion and 0.04% on USBO’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by USCF: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

USBO is also party to a custodian agreement, dated February 8, 2010, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of USBO. USCF pays the fees of the custodian, which are determined by the parties from time to time.  In addition, USBO is party to an administrative agency agreement, dated February 8, 2010, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USBO.  USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USBO and each of the affiliated funds managed by USCF, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of USBO’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s and USCI’s combined net assets, (b) 0.0465% for USBO’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s and USCI’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USBO’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s and USCI’s combined net assets exceed $1 billion.  The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000.  USCF also pays transaction fees ranging from $7.00 to $15.00 per transaction.

USBO has entered into a brokerage agreement with UBS Securities LLC (“UBS Securities”).  The agreement requires UBS Securities to provide services to USBO in connection with the purchase and sale of Futures Contracts and Other Crude Oil-Related Investments that may be purchased and sold by or through UBS Securities for USBO’s account. In accordance with the agreement, UBS Securities charges USBO commissions of approximately $7 per round-turn trade, including applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USBO engages in the trading of futures contracts, options on futures contracts and may engage in cleared swaps (collectively, “derivatives”).  USBO is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USBO may enter into futures contracts, options on futures contracts and cleared swaps to gain exposure to changes in the value of an underlying commodity.  A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place.  Some futures contracts may call for physical delivery of the asset, while others are settled in cash.  The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with a futures commission merchant.  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin.  The face or contract amounts reflect the extent of the total exposure USBO has in the particular classes of instruments.  Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

Through December 31, 2010, all of the futures contracts held by USBO were exchange-traded.  The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, a party must rely solely on the credit of its respective individual counterparties.  However, in the future, if USBO were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance.  The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction.  USBO has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded.  In addition, USBO bears the risk of financial failure by the clearing broker.

USBO’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds, subject to the futures commission merchant’s segregation requirements.  In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.  The insolvency of a futures commission merchant could result in the complete loss of USBO’s assets posted with that futures commission merchant; however, the vast majority of USBO’s assets are held in U.S. Treasuries, cash and/or cash equivalents with USBO’s custodian and would not be impacted by the insolvency of a futures commission merchant. Also, the failure or insolvency of USBO’s custodian could result in a substantial loss of USBO’s assets.

USCF invests a portion of USBO’s cash in money market funds that seek to maintain a stable net asset value. USBO is exposed to any risk of loss associated with an investment in these money market funds.  As of December 31, 2010, USBO had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amounts of $12,309,694.  This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts.  Theoretically, USBO is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short.  As both a buyer and a seller of options, USBO pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USBO’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures.  In addition, USBO has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USBO are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the year ended December 31, 2010 and the period from September 2, 2009 (inception) to December 31, 2009.  This information has been derived from information presented in the financial statements.

	Year ended December 31, 2010		Period from September 2, 2009 to December 31, 2009
Per Unit Operating Performance:

Net asset value, beginning of year/period	$50.00		$-
Total income	13.40		-
Total expenses	(0.32)		-
Net increase in net asset value	13.08		-
Net asset value, end of year/period	$63.08		$-

Total Return	26.16%		-%

Ratios to Average Net Assets
Total income	24.52%		-%
Management fees*	0.75%		-%
Total expenses excluding management fees*	2.02%		-%
Expenses waived*	(1.78	) %	-%
Net expenses excluding management fees*	0.24%		-%
Net income	23.94%		-%

* Annualized

Total returns are calculated based on the change in value during the period.  An individual unitholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USBO.

NOTE 7 – QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for the three-month period June 2 to June 30 and the three month periods ended September 30 and December 31, 2010.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2010	2010	2010	2010
Total Income	$-	$203,468	$889,499	$1,585,192
Total Expenses	-	18,931	74,035	83,877
Expense Waivers	-	(10,438)	(48,064)	(55,213)
Net Expenses	-	8,493	25,971	28,664
Net Income	$-	$194,975	$863,528	$1,556,528
Net Income per Unit	$-	$0.97	$4.32	$7.79

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

USBO values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”).  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement.  The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement.  ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of USBO (observable inputs) and (2) USBO’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs).  The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly.  Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of USBO’s securities at December 31, 2010 using the fair value hierarchy:

At December 31, 2010	Total	Level I	Level II	Level III

Short-Term Investments	$8,002,935	$8,002,935	$-	$-
Exchange-Traded Futures Contracts
Foreign Contracts	322,660	322,660	-	-

During the year ended December 31, 2010, there were no significant transfers between Level I and Level II.

USBO has adopted the provisions of Accounting Standards Codification 815 —Derivatives and Hedging (“ASC 815”), which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not	Statement of	Fair Value
Accounted for as	Financial	At
Hedging	Condition	December 31,
Instruments	Location	2010

Futures -
Commodity Contracts	Assets	$322,660

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended		For the period from September 2, 2009 to
		December 31, 2010		December 31, 2009
	Location of	Realized	Change in	Realized	Change in
Derivatives not	Gain or (Loss)	Gain or (Loss)	Unrealized	Gain or (Loss)	Unrealized
Accounted for as	on Derivatives	on Derivatives	Gain or (Loss)	on Derivatives	Gain or (Loss)
Hedging	Recognized	Recognized	Recognized	Recognized	Recognized
Instruments	in Income	in Income	in Income	in Income	in Income

Futures - Commodity Contracts	Realized gain (loss) on closed positions	$2,352,020		$-

	Change in unrealized gain (loss) on open positions		$322,660		$-

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-06 “Improving Disclosures about Fair Value Measurements.”  ASU No. 2010-06 clarifies existing disclosure and requires additional disclosures regarding fair value measurements.  Effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, entities will need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross basis, rather than as a net number as currently required.  The implementation of ASU No. 2010-06 is not expected to have a material impact on USBO’s financial statement disclosures.

NOTE 10 – SUBSEQUENT EVENTS

USBO has performed an evaluation of subsequent events through the date the financial statements were issued.  This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.